The Prudential Series Fund
Semi-Annual period ending 6/30/16
File No. 811-03623


SUB-ITEM 77O
Transactions Effected Pursuant to Rule 10f-3


10f-3 Exhibit		Compliance Detail

Issuer Name + CUSIP #
PDC Energy Inc 69327R101

Trade Date
03/07/2016

List of Underwriters
(GS) GOLDMAN, SACHS & CO.
BBVA SECURITIES INC.
BMO CAPITAL MARKETS CORP.
BTIG, LLC
CAPITAL ONE SECURITIES, INC.
CIBC WORLD MARKETS CORP
CREDIT AGRICOLE SECURITIES (USA) INC.
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC
JOHNSON RICE & COMPANY L.L.C.
KEYBANC CAPITAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
NATIXIS SECURITIES AMERICAS LLC
SCOTIA CAPITAL (USA) INC
TD SECURITIES USA LLC
WELLS FARGO SECURITIES, LLC
COMERICA SECURITIES, INC.

Was the security: 33 Act Registration, Eligible Municipal
Security, Eligible Government offering, Foreign Offering, or Eligible 144A offering?
Yes

Was security offered under a firm commitment underwriting?
Yes

Is an affiliated b/d a Sr. Manager or Co-Manager?
Yes

If yes, did the affiliate benefit directly or indirectly
No

Name of Affiliate:
Goldman, Sachs & Co.

Underwriter(s) or Dealer(s) from Whom Purchased (Non-affiliates):
Merrill Lynch, Pierce, Fenner & Smith, Incorporated

Sector or Industry:
Basic Materials

Date of First Offering:
03/07/2016

Ratings:
N/A

Maturity Date:
N/A

Coupon:
N/A

Unit Price:
51.00

Underwriting Spread per Unit:
0.89

Gross Spread as a % of Price:
1.745

Yield:
N/A

Yield to Maturity:
N/A

Principal Amount of Offering:
262,650,000

Subordination Features:
Common Stock

Years of Continued Operation:
At Least 3 years of Operation


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.

The Sub-adviser attests that the Total Percentage
Purchased by Sub-adviser including all
funds and private advisory accounts over which sub-adviser
has investment discretion did not
exceed 25%.  [If an eligible 144A offering, must be
less than 25% of the "144A offering plus
any concurrent public offering]
3.1791%




LIST EACH PARTICIPATING FUND
Percent of Offering Purchased by Fund
Dollar Value of Offering Purchased by Fund

PI LLC FUND NAME

AST Goldman Sachs Small-Cap Value Portfolio
0.2998%
$787,542.00

PSF  SP Goldman Sachs Small Cap Portfolio
0.0613%
$161,058.00

Total Purchased for Prudential Funds which Sub-Adviser Manages
0.3611%
$948,600.00

Total Percent Purchased by all PI LLC Funds and private advisory accounts over which subadviser has investment discretion
0.3611%
$948,600.00